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                                                                     EXHIBIT 3.1

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                      RODMAN & RENSHAW CAPITAL GROUP, INC.

         In accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware, Rodman & Renshaw Capital Group, Inc. does hereby amend and restate its Certificate of Incorporation. Rodman & Renshaw Capital Group, Inc. was incorporated under the name R&R Holding, Inc., and the original Certificate of Incorporation was filed with the Secretary of State on November 20, 1980. This Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation in accordance with Sections 242 and 245 of the Delaware General Corporation Law, as amended. This Restated Certificate of Incorporation was duly adopted by the stockholders of the Corporation by written consent pursuant to Section 228 and in accordance with Sections 242 and 245 of the Delaware General Corporation Law, as amended.

         The text of the Restated Certificate of Incorporation reads as hereafter set forth in full.

                                   ARTICLE I

         The name of the corporation (hereinafter called the "Corporation") is Rodman & Renshaw Capital Group, Inc.

                                   ARTICLE II

         The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

         SECTION 1. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 25,000,000 consisting of
(1) 5,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock") and (2) 20,000,000 shares of Common Stock, par value $.09 per share ("Common Stock").

         SECTION 2. The Board of Directors is hereby expressly authorized by resolution or resolutions, to provide, out of the unissued Preferred Stock, for series of Preferred Stock. Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by resolution or resolutions, the following provisions of the shares thereof:

                 (a) the designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;
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                 (b)      whether the shares of such series shall have voting
         rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

                 (c) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of this class;

                 (d) whether the shares of such series shall be subject to redemption by the Corporation, and if so, the times, prices and other conditions of such redemption;

                 (e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary and involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

                 (f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

                 (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of this class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

                 (h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition of any other class or any other series of this class;

                 (i) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or any other class; and

                 (j) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.


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                 The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

         SECTION 3. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record on all matters on which stockholders generally are entitled to vote. Subject to the provisions of law and the rights of Preferred Stock and any other class or series of stock having a preference as to dividends over the Common Stock then outstanding, dividends may be paid on the Common Stock at such times and in such amounts as the Board of Directors shall determine. Upon the dissolution, liquidation or winding up of the Corporation, after any preferential amounts to be distributed to the holders of the Preferred Stock and any other class or series of stock having a preference over the Common Stock then outstanding have been paid or declared and set apart for payment, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them respectively.

                                   ARTICLE IV

         The nature of the Corporation's business, and the object or purpose to be transacted, promoted or carried on by the Corporation, is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware, including, without in any way limiting the generality of the foregoing:

                 (a) To purchase, own, and hold the stock of other corporations, and to do every act and thing covered generally by the denomination "holding corporation", and to direct the operations of other corporations through the ownership of stock therein; to purchase, subscribe for, acquire, own, hold, sell, exchange, assign, transfer, create security interests in, pledge, or otherwise dispose of shares or voting trust certificates for shares of the capital stock, or any bonds, notes, securities or evidences of indebtedness created by any other corporation or corporations organized under the laws of the State of Delaware or any other state or district or country, nation, or government and also bonds or evidences of indebtedness of the United States or of any state, district, territory, dependency or country or subdivision or municipality thereof; to issue in exchange therefor shares of the capital stock, bonds, notes, or other obligations of the Corporation and while the owner thereof to exercise all the rights, powers, and privileges of ownership including the right to





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         vote on any shares of stock or voting trust certificates so owned; to promote, lend money to, and guarantee the dividends, stocks, bonds, notes, evidences of indebtedness, contracts, or other obligations of, and otherwise aid in any manner which shall be lawful, any corporation or association of which any bonds, stocks, voting trust certificates, or other securities or evidences of indebtedness shall be held by or for the Corporation, or in which, or in the welfare of which, the Corporation shall have any interest, and to do any acts and things permitted by law and designed to protect, preserve, improve, or enhance the value of any such bonds, stocks, or other securities or evidences of indebtedness or the property of the Corporation.

                 (b) To borrow money for any business, object or purpose of the Corporation from time to time, without limit as to amount; to issue any kind of evidence of indebtedness, whether or not in connection with borrowing money, including evidence of indebtedness convertible into shares of capital stock of the Corporation; to secure the payment of any evidence of indebtedness by the creation of any interest in any of the property or rights of the Corporation, or in any property owned by others when the Corporation has the right so to do, whether owned by or subject to such right of the Corporation at the time such indebtedness is incurred or thereafter; to accept secured demand notes.

                 (c) To lend to any person, corporation, trust, fiduciary, firm, public authority or organization of any kind any of the Corporation's funds or property, with or without security, and to guarantee the loans of any of the foregoing.

                 (d) To purchase, borrow, acquire, hold, exchange, sell, distribute, assign, transfer, lend, mortgage, pledge, hypothecate, convert, redeem, escrow, reissue or cancel shares of its own capital stock or instruments evidencing its indebtedness or any other securities issued by it.

                 (e) To engage in any financial, commercial, mercantile, manufacturing, industrial, trading, mining, petroleum or petroleum products business or venture of any kind, character or description whatsoever, either by itself or jointly with others, and to do any and all things which may be useful in connection with or incidental to the conduct of such business or venture.

                 (f) To engage in a commercial finance business, including the factoring of commercial paper, either by itself or jointly with others, and to do any and all things which may be useful in connection with or incidental to the conduct of such business.

                 (g) To acquire all or any part of the property and business, including good will, of any person, corporation, trust, firm,





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         fiduciary, public authority or organization of any kind, to pay as consideration therefor cash or property, including securities issued by the Corporation, to assume in connection therewith by the Corporation, to assume in connection therewith any liabilities or obligations of any such person, corporation, trust, firm, fiduciary, public authority or organization of any kind, and to hold, conduct, use or dispose of the whole or any part of the property and business, including any good will, so acquired.

                 (h) To acquire and hold real, personal and mixed property of any and all kinds.

                 (i) To exercise and enjoy all powers, rights and privileges, in any part of the world, which may be exercised and enjoyed by any corporation organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE V

         A director of the Corporation shall not, in the absence of fraud, be disqualified by his office from dealing or contracting with the Corporation, either as a vendor, purchase or otherwise, nor in the absence of fraud shall, insofar as permitted by statute, any transaction or contract of the Corporation be void or voidable or affected by reason of the fact that any director, or any firm of which any director is a member, or any corporation of which any director is an officer, director, or shareholder, is any way interested in such transaction or contract; provided that, at the meeting of the Board of Directors or of a committee thereof having authority in the premises to authorize or confirm such contract or transaction, the interest of such director, firm, or corporation is disclosed or made known, and there shall be present a quorum of the Board of Directors or of the directors constituting such committee, and such contract or transaction shall be approved by a majority of such quorum, which majority shall consist of directors not so interested or connected. Nor shall any director be liable to account to the Corporation for any profit realized by him from or through any such transaction or contract of the Corporation, ratified or approved as herein provided, by reason of the fact that he or any firm of which he is a member, or any corporation of which he is a shareholder, director, or officer, was interested in such transaction or contract. Directors so interested may be counted when present at meetings of the Board of Directors or of such committee for the purpose of determining the existence of a quorum. Each and every person who is or may become a director of the Corporation is hereby relieved from any liability that might otherwise exist from those contracting with the Corporation for the benefit of himself or any firm, association, or corporation in which he may be in any wise interested.

                                   ARTICLE VI





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         In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered to adopt, amend or repeal the By-laws of the Corporation.

                                  ARTICLE VII

         Elections of directors of the Corporation need not be by written ballot unless the By-laws of the Corporation shall so provide.


         IN WITNESS WHEREOF, RODMAN & RENSHAW CAPITAL GROUP, INC. has caused this Restated Certificate of Incorporation to be signed by Bruce J. Young, its President, and attested by Thomas V. Hendricks, its Secretary, this 15th day of April, 1986.


                                        RODMAN & RENSHAW CAPITAL
                                        GROUP, INC.


                                        By: /s/ Bruce J. Young
                                            ------------------
                                            Bruce J. Young
                                            President


ATTEST:

/s/Thomas V. Hendricks
- - ----------------------
Thomas V. Hendricks
Secretary





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                            CERTIFICATE OF AMENDMENT
                                     OF THE
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                      RODMAN & RENSHAW CAPITAL GROUP, INC.



                   Adopted in accordance with the provisions of Section 242 of the General Corporation
                          Law of the State of Delaware


         We, Bruce Jay Young, President, and Thomas V. Hendricks, Secretary, of Rodman & Renshaw Capital Group, Inc., a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

         FIRST: That the name of the corporation is Rodman & Renshaw Capital Group, Inc., which was formed under the original name of R&R Holding, Inc.

         SECOND: That the original Certificate of Incorporation of the corporation was filed by the Secretary of State of Delaware on the 20th day of November, 1980.

         THIRD: That the Restated Certificate of Incorporation of the corporation was filed by the Secretary of State of Delaware on the 30th day of May, 1986.

         FOURTH: That ARTICLE V of the Restated Certificate of Incorporation of the Corporation has been amended to add the following as the second and third paragraphs of said ARTICLE V:

                          A director of the Corporation shall not be personally
                 liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director for acts or omissions occurring on or after November 24, 1986, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. Any repeal or modification of the foregoing sentence by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.





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                          Notwithstanding the foregoing, the indemnification
                 provided for in this Article V shall not be deemed exclusive of any other rights to which those entitled to receive indemnification or reimbursement hereunder may be entitled under any by-law of this Corporation, agreement, vote or consent of stockholders or disinterested directors or otherwise.

         FIFTH: That such amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the affirmative vote of the holders of a majority of all outstanding stock entitled to vote at a meeting of stockholders.

         IN WITNESS WHEREOF, we have signed this certificate this 25th day of November, 1986.


                                        RODMAN & RENSHAW CAPITAL GROUP, INC.

                                        By: /s/ Bruce J. Young
                                            ------------------
                                            President


ATTEST:

/s/ Thomas V. Hendricks
- - ----------------------
      Secretary





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